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                                                                     EXHIBIT 4.2





                          REGISTRATION RIGHTS AGREEMENT



                                                                December 1, 1999

To the several persons named
   at the foot hereof

Dear Sirs:

                  This will confirm that in consideration of (a) the purchase by the persons and entities listed in Schedule I of the Recapitalization Agreement, dated as of September 29, 1999 (as amended, the "Recapitalization Agreement") among Protocol Holdings, Inc., a Delaware corporation (the "Company"), and the other parties listed in Schedules I and II thereto (such persons and entities being hereinafter collectively called the "New Investors"), on the date hereof, of an aggregate 10,693,634 shares of Series B Convertible Preferred Stock, $.001 par value ("Series B Preferred Stock"), of the Company, and as an inducement to the New Investors to consummate the transactions contemplated by the Recapitalization Agreement; (b) the purchase on Subsequent Closing Dates (as defined in the Recapitalization Agreement) by the New Investors of up to an aggregate 3,960,606 shares of Series B Preferred Stock and (c) the entry by the Original Stockholders (as defined in the Recapitalization Agreement) into (x) the Recapitalization Agreement and (y) the Stockholders Agreement, dated as of the date hereof (the "Stockholders Agreement"), among the Company, the New Investors and the Original Stockholders, and as an inducement to them to consummate the transactions contemplated by the Recapitalization Agreement and the Stockholders Agreement, the Company hereby covenants and agrees with each of you, and with each subsequent holder of Restricted Stock (as such term is defined herein), and with each holder of Original Stockholders Stock (as defined herein), as follows:

                  1. Certain Definitions. As used herein, the following terms shall have the following respective meanings:

                  "Commission" shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

                  "Common Stock" shall mean shares of the Common Stock of the Company, as constituted as of the date of this Agreement, subject to adjustment pursuant to the provisions of Section 10 hereof.
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                  "Conversion Shares" shall mean the shares of Common Stock
         issued upon conversion of the Series B Preferred Stock.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934 or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  "Original Stockholders Stock" shall mean (i) the shares of Common Stock and Series A Preferred Stock owned by the Original Stockholders on the date of this Agreement after giving effect to the Initial Closing under the Recapitalization Agreement, including the shares of Common Stock issuable upon conversion of the Series A Preferred Stock and (ii) up to 100,000 shares of Common Stock purchased by the Original Stockholders pursuant to the terms of (x) the Asset Purchase Agreement dated as of November 2, 1998 (the "Anserphone Agreement") among the Company, Anserphone of New Orleans, Inc., Anserphone, Inc. and Charles F. Read, Jr. and C. Baldwin Read and (y) the Assumption Agreement dated as of the date hereof among the Company and the Original Stockholders.

                  "Registration Expenses" shall mean the expenses so described in Section 8 hereof.

                  "Restricted Stock" shall mean any securities of the Company, the certificates for which are required to bear the legend set forth in
         Section 2 hereof, except such term shall not include Original Stockholders Stock.

                  "Securities Act" shall mean the Securities Act of 1933 or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  "Selling Expenses" shall mean the expenses so described in
         Section 8 hereof.

                  "Series A Preferred Stock" shall mean the shares of Series A Preferred Stock, $.001 par value, as constituted as of the date of this Agreement after giving effect to the Initial Closing under the Recapitalization Agreement.

                  2. Restrictive Legend. Each certificate representing the Series B Preferred Stock, the Original Stockholders Stock, and the Conversion Shares upon conversion of the Series B Preferred Stock, and each certificate issued upon exchange or transfer of the Common Stock, the Series B Preferred Stock and the Conversion Shares,


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as the case may be, other than in a public sale or as otherwise permitted by the last paragraph of paragraph 3 hereof shall be stamped or otherwise imprinted with a legend substantially in the following form:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. NEITHER THE SECURITIES EVIDENCED HEREBY, NOR ANY INTEREST THEREIN, MAY BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS EITHER (i) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND LAWS RELATING THERETO OR (ii) THE CORPORATION HAS RECEIVED AN OPINION OF COUNSEL, REASONABLY SATISFACTORY IN FORM AND SUBSTANCE TO THE CORPORATION, STATING THAT SUCH REGISTRATION IS NOT REQUIRED."

                  3. Notice of Proposed Transfer. Prior to any proposed transfer of any Restricted Stock or Original Stockholders Stock, as the case may be, (other than under the circumstances described in Section 4, 5, or 6 hereof), the holder thereof shall give written notice to the Company of its intention to effect such transfer. Each such notice shall describe the manner of the proposed transfer and, if requested by the Company, shall be accompanied by an opinion of counsel reasonably satisfactory to the Company to the effect that the proposed transfer of the Restricted Stock or Original Stockholders Stock, as the case may be, may be effected without registration under the Securities Act, whereupon the holder of such Restricted Stock or Original Stockholders Stock, as the case may be, shall be entitled to transfer such Restricted Stock or Original Stockholders Stock, as the case may be, in accordance with the terms of its notice but subject always to the terms of the Stockholders Agreement; provided, however, that no such opinion or other documentation shall be required if such notice shall cover a distribution by any New Investor that is a partnership or a limited liability company to its partners or members. Each certificate for Restricted Stock or Original Stockholders Stock, as the case may be, transferred as above provided shall bear a legend substantially as set forth in Section 2, unless (i) such transfer is in accordance with the provisions of Rule 144 (or any other rule permitting public sale without registration under the Securities
Act) or (ii) the opinion of counsel referred to above is to the further effect that the transferee and any subsequent transferee (other than an affiliate of the Company) would be entitled to transfer such securities in a public sale without registration under the Securities Act.


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                  The foregoing restrictions on transferability of Restricted
Stock and Original Stockholders Stock shall terminate as to any particular shares of Restricted Stock or Original Stockholders Stock when such shares shall have been effectively registered under the Securities Act and sold or otherwise disposed of in accordance with the intended method of disposition by the seller or sellers thereof set forth in the registration statement concerning such shares. Whenever a holder of Restricted Stock or Original Stockholders Stock is able to demonstrate to the Company (and its counsel) that the provisions of Rule 144(k) of the Securities Act (or any successor rule) are available to such holder, such holder of Restricted Stock or Original Stockholders Stock shall be entitled to receive from the Company, without expense, a new certificate not bearing the restrictive legend set forth in Section 2.

                  4. Restricted Stock Required Registration. (a) At any time either (i) the holders of Restricted Stock constituting at least a majority of the total Restricted Stock outstanding at such time (treating the holders of Series B Preferred Stock as the holders of Conversion Shares for such purpose) or (ii) either BCI Growth V, L.P. or Willis Stein & Partners II, L.P. may request the Company to register under the Securities Act all or any portion of the Restricted Stock held by such requesting holder or holders for sale in the manner specified in such notice; provided, however, that with respect to the Series B Preferred Stock the only securities which the Company shall be required to register pursuant hereto shall be Conversion Shares.

                  (b) Promptly following receipt of any notice under this
Section 4, the Company shall promptly notify any holders of Restricted Stock from whom notice has not been received and Original Stockholders Stock, and shall use its best efforts to register under the Securities Act, for public sale in accordance with the method of disposition specified in such notice from requesting holders, the number of shares of Restricted Stock specified in such notice and, as applicable, in any notices received from other holders and holders of Original Stockholders Stock within 20 days after their receipt of such notice from the Company; provided, however, that if the proposed method of disposition specified by the requesting holders shall be an underwritten public offering, the number of shares of Restricted Stock or Original Stockholders Stock or both, as the case may be, to be included in such an offering may be reduced (first, pro rata among the requesting holders of Original Stockholders Stock based on the number of shares of Original Stockholders Stock requested to be registered and, second, pro rata among the requesting holders based on the number of shares of Restricted Stock so requested to be registered) if and to the extent that the managing underwriter shall be of the opinion that such inclusion would adversely affect the marketing of the Restricted Stock and the Original Stockholders Stock, as the case may be, to be sold. If such method of disposition shall be an underwritten public offering, the Company may designate the managing underwriter of


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such offering, subject to the approval of the selling holders of a majority of the Restricted Stock (treating the holders of Series B Preferred Stock as the holders of Conversion Shares for such purpose) included in the offering, which approval shall not be unreasonably withheld. The Company shall be obligated to register Restricted Stock and Original Stockholders Stock pursuant to this
Section 4 on two occasions only. Notwithstanding anything to the contrary contained herein, the obligation of the Company under this Section 4 shall be deemed satisfied only when a registration statement covering all shares of Restricted Stock specified in notices received as aforesaid (or such reduced number of shares as contemplated above), for sale in accordance with the method of disposition specified by the requesting holder, shall have become effective and, if such method of disposition is a firm commitment underwritten public offering, all such shares shall have been sold pursuant thereto.

                  (c) The Company shall be entitled to include in any registration statement referred to in this Section 4, for sale in accordance with the method of disposition specified by the requesting holders, shares of Common Stock to be sold by the Company for its own account, except as and to the extent that, in the opinion of the managing underwriter (if such method of disposition shall be an underwritten public offering), such inclusion would adversely affect the marketing of the Restricted Stock and Original Stockholders Stock to be sold. Except as provided in this paragraph (c), the Company will not effect any other registration of its Common Stock, whether for its own account or that of other holders, from the date of receipt of a notice from requesting holders pursuant to this Section 4 until the completion of the period of distribution of the registration contemplated thereby, other than registrations of Common Stock on Form S-4 or Form S-8 (or other applicable forms) issuable pursuant to employee benefit plans of the Company, or registrations pursuant to which notice was previously received pursuant to Section 5 hereof.

                  (d) Notwithstanding anything to the contrary contained in this Agreement, the Board will be entitled to postpone the filing period (or suspend the effectiveness) of any registration of the Restricted Stock or Original Stockholders Stock, as the case may be, pursuant to this Section 4 for a reasonable period of time not in excess of 90 calendar days and no more than one such period in any period of 360 days, if the Board of Directors of the Company (the "Board") determines, in its reasonable business judgment, that such registration and offering could materially interfere with bona fide financing plans of the Company or would require disclosure of information, the premature disclosure of which could, in the Board's reasonable business judgment, materially and adversely affect the Company. If the Board postpones the filing of a registration statement pursuant to this Section 4, it will promptly notify, in writing, the


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holders of Restricted Stock and Original Stockholders Stock that requested such registration when the events or circumstances permitting such postponement have ended.

                  5. Form S-3 Registration. (a) If the Company shall receive from any holder or holders of more than 500,000 shares of Restricted Stock and/or Original Stockholders Stock a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to Restricted Stock or Original Stockholders Stock, as the case may be, owned by such holder or holders, the Company will:

                  (i) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other holders of Restricted Stock and Original Stockholders Stock; and

                 (ii) as soon as practicable, effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other government requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such holder's or holders' Restricted Stock or Original Stockholders Stock, as the case may be, as are specified in such request, together with all or such portion of the Restricted Stock or Original Stockholders Stock of any holder or holders joining in such request as are specified in a written request given within thirty (30) days after receipt of such written notice from the Company; provided that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 5(a) more than once in any 180-day period, or (B) if the Company is not entitled to use Form S-3; and provided, further, that the only securities which the Company shall be required to register pursuant hereto shall be Common Stock. Subject to the foregoing, the Company shall file a registration statement covering the Restricted Stock and Original Stockholders Stock so requested to be registered as soon as practicable after receipt of the request or requests of the holders of the Restricted Stock and Original Stockholders Stock, as the case may be.

                  (b) Registrations effected pursuant to this Section 5 shall not be counted as requests for registration effected pursuant to either Section 4.

                  (c) Notwithstanding anything to the contrary contained in this Agreement, the Board will be entitled to postpone the filing period (or suspend the effectiveness or use) of any registration statement relating to the Restricted Stock or the


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Original Stockholders Stock, as the case may be, pursuant to this Section 5 for a reasonable period of time not in excess of 90 calendar days, if the Board determines, in its reasonable business judgment, that such registration and offering could materially interfere with bona fide financing plans of the Company or would require disclosure of information, the premature disclosure of which could, in the Board's reasonable business judgment, materially and adversely affect the Company. If the Board postpones the filing (or suspends the effectiveness or use) of a registration statement pursuant to this Section 5, it will promptly notify, in writing, the holders of Restricted Stock or Original Stockholders Stock, as the case may be, that requested such registration when the events or circumstances permitting such postponement have ended.

                  6. Incidental Registration. If the Company at any time (other than pursuant to Section 4 or 5 hereof) proposes to register any of its Common Stock under the Securities Act for sale to the public, whether for its own account or for the account of other securityholders or both (except with respect to registration statements on Form S-4 or S-8 or another form not available for registering the Restricted Stock or Original Stockholders Stock for sale to the public), it will give written notice at such time to all holders of Restricted Stock and Original Stockholders Stock of its intention to do so. Upon the written request of any such holder, given within 30 days after receipt of any such notice by the Company, to register any of its Restricted Stock or Original Stockholders Stock, the Company will use its best efforts to cause the Restricted Stock or Original Stockholders Stock as to which registration shall have been so requested, to be included in the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent requisite to permit the sale or other disposition by the holder of such Restricted Stock or Original Stockholders Stock, as the case may be, so registered; provided that nothing herein shall prevent the Company from abandoning or delaying such registration at any time; provided, further, that the only securities which the Company shall be required to register pursuant hereto shall be Common Stock. The number of shares of Restricted Stock or Original Stockholders Stock, as the case may be, to be included in such an underwriting may be reduced, pro rata among the requesting holders of Restricted Stock and Original Stockholders Stock, if and to the extent that the managing underwriter shall be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company therein; provided, however, that such number of shares of Restricted Stock or Original Stockholders Stock, as the case may be, shall not be reduced if any shares are to be included in such underwriting for the account of any person other than the Company.

                  Notwithstanding anything to the contrary contained in this
Section 6, in the event that there is a firm commitment underwritten public offering of securities of the Company pursuant to a registration covering Restricted Stock or Original Stockholders


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Stock or any of the above, as the case may be, and a holder of Restricted Stock or Original Stockholders Stock, as the case may be, does not sell his Restricted Stock or Original Stockholders Stock, as the case may be, to the underwriters of the Company's securities in connection with such offering, such holder, at the written request of such underwriter, shall refrain from selling such Restricted Stock or Original Stockholders Stock, as the case may be, so registered pursuant to this Section 6 during the period of distribution of the Company's securities by such underwriters and the period in which the underwriting syndicate participates in the after market; provided, however, that such holder shall, in any event, be entitled to sell its Restricted Stock or Original Stockholders Stock, as the case may be, commencing on the 90th day after the effective date of such registration statement.

                  7. Registration Procedures and Expenses. If and whenever the Company is required by the provisions of Section 4, 5 or 6 hereof to use its best efforts to effect the registration of any of the Restricted Stock or Original Stockholders Stock or both, as the case may be, under the Securities Act, the Company will, as promptly as possible:

                  (a) prepare (and afford one counsel for the selling holders (as designated by a majority in interest of the selling holders) reasonable opportunity to review and comment thereon) and file with the Commission a registration statement (which, in the case of an underwritten public offering pursuant to Section 4 hereof, shall be on Form S-1 or another form of general applicability satisfactory to the managing underwriter selected as therein provided) with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (determined as hereinafter provided);

                  (b) prepare (and afford the selected counsel for the selling holders reasonable opportunity to review and comment thereon) and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period specified in paragraph (a) above and as comply with the provisions of the Securities Act with respect to the disposition of all Restricted Stock or Original Stockholders Stock or any of the above, as the case may be, covered by such registration statement in accordance with the sellers' intended method of disposition set forth in such registration statement for such period;


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                  (c) furnish to each seller and to each underwriter such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons may reasonably request in order to facilitate the public sale or other disposition of the Restricted Stock or Original Stockholders Stock or any of the above, as the case may be, covered by such registration statement;

                  (d) register or qualify the Restricted Stock or Original Stockholders Stock or any of the above, as the case may be, covered by such registration statement under the securities or blue sky laws of such jurisdictions as the sellers of Restricted Stock or Original Stockholders Stock or any of the above, as the case may be, or, in the case of an underwritten public offering, the managing underwriter, shall reasonably request;

                  (e) promptly notify each seller under such registration statement and each underwriter, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

                  (f) if the offering is underwritten, to furnish, at the request of any seller, on the date that Restricted Stock or Original Stockholders Stock or any of the above, as the case may be, is delivered to the underwriters for sale pursuant to such registration:
         (i) an opinion dated such date of counsel representing the Company for the purposes of such registration, addressed to the underwriters and to such seller, stating that such registration statement has become effective under the Securities Act and that (A) to the best knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, (B) the registration statement, the related prospectus, and each amendment or supplement thereof, comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder (except that such counsel need express no opinion as to financial statements, the notes thereto, and the financial schedules and other financial and statistical data contained therein) and (C) to such other effects as may reasonably be requested by counsel for the underwriters or by such seller or its counsel, and (ii) a letter dated such date from the independent public accountants retained by the Company, addressed to the underwriters, stating that they are independent public accountants within the meaning of the Securities Act


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

         and that, in the opinion of such accountants, the financial statements of the Company included in the registration statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five business days prior to the date of such letter) with respect to the registration in respect of which such letter is being given as such underwriters or seller may reasonably request; and

                  (g) make available for inspection by each seller, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement and permit such seller, attorney, accountant or agent to participate in the preparation of such registration statement.

For purposes of paragraphs (a) and (b) above and of Section 4(c) hereof, the period of distribution of Restricted Stock or Original Stockholders Stock or any of the above, as the case may be, in a firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of Restricted Stock or Original Stockholders Stock or any of the above, as the case may be, in any other registration shall be deemed to extend until the earlier of the sale of all Restricted Stock or Original Stockholders Stock or any of the above, as the case may be, covered thereby or six months after the effective date thereof.

                  In connection with each registration hereunder, the selling holders of Restricted Stock and Original Stockholders Stock, if applicable, will furnish to the Company in writing such information with respect to themselves and the proposed distribution by them as shall be reasonably necessary in order to assure compliance with federal and applicable state securities laws.

                  In connection with each registration pursuant to Sections 4, 5 and 6 hereof covering an underwritten public offering, the Company and any selling holder of Restricted Stock or Original Stockholders stock or any of the above, as the case may be, agree to enter into a written agreement with the managing underwriter selected in the manner herein provided in such form and containing such provisions as are customary in the securities business for such an arrangement between major underwriters and

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companies of the Company's size and investment stature; provided, however, that such agreement shall not contain any such provision applicable to the Company or such selling holders which is inconsistent with the provisions hereof and provided, further, however, that the time and place of the closing under said agreement shall be as mutually agreed upon among the Company, such managing underwriter and the selling holders of Restricted Stock and Original Stockholders Stock, if applicable.

                  8. Expenses. All expenses incurred by the Company in complying with Sections 4, 5 and 6 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars and fees and expenses of one counsel for the sellers of Restricted Stock or Original Stockholders Stock, as the case may be, but excluding any Selling Expenses, are herein called "Registration Expenses". All underwriting discounts and selling commissions applicable to the sale of Restricted Stock or Original Stockholders Stock or any of the above, as the case may be, are herein called "Selling Expenses".

                  The Company will pay all Registration Expenses in connection with each registration statement filed pursuant to Section 4, 5 or 6 hereof. All Selling Expenses in connection with any registration statement filed pursuant to
Section 4, 5 or 6 hereof shall be borne by the participating sellers in proportion to the number of shares sold by each, or by such persons other than the Company (except to the extent the Company shall be a seller) as they may agree.

                  9. Indemnification. In the event of a registration of any of the Restricted Stock or Original Stockholders Stock or any of the above, as the case may be, under the Securities Act pursuant to Section 4, 5 or 6 hereof, the Company will indemnify and hold harmless each seller of such Restricted Stock or Original Stockholders Stock, as the case may be, thereunder and each underwriter of Restricted Stock or Original Stockholders Stock or any of the above, as the case may be, thereunder and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such seller or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Restricted Stock or Original Stockholders Stock or any of the above, as the case may be, was registered under the Securities Act pursuant to
Section 4, 5 or 6, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein

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
a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such seller, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such seller, such underwriter or such controlling person in writing specifically for use in such registration statement or prospectus.

                  In the event of a registration of any of the Restricted Stock or Original Stockholders Stock or any of the above, as the case may be, under the Securities Act pursuant to Section 4, 5 or 6 hereof, each seller of such Restricted Stock or Original Stockholders Stock, as the case may be, thereunder, severally and not jointly, will indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer or director or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Restricted Stock or Original Stockholder Stock or any of the above, as the case may be, was registered under the Securities Act pursuant to Section 4, 5 or 6, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that such seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such seller, as such, furnished in writing to the Company by such seller specifically for use in such registration statement or prospectus; provided, further, however, that the liability of each seller hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the public offering price of

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
shares sold by such seller under such registration statement bears to the total public offering price of all securities sold thereunder, but not to exceed the proceeds (net of underwriting discounts and commissions) received by such seller from the sale of Restricted Stock or Original Stockholders Stock, as the case may be, covered by such registration statement.

                  Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party other than under this Section 9. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 9 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

                  Notwithstanding the foregoing, any indemnified party shall have the right to retain its own counsel in any such action, but the fees and disbursements of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party shall have failed to retain counsel for the indemnified person as aforesaid or (ii) the indemnifying party and such indemnified party shall have mutually agreed to the retention of such counsel. It is understood that the indemnifying party shall not, in connection with any action or related actions in the same jurisdiction, be liable for the fees and disbursements of more than one separate firm qualified in such jurisdiction to act as counsel for the indemnified party. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

                  If the indemnification provided for in the first two paragraphs of this Section 9 is unavailable or insufficient to hold harmless an indemnified party under such paragraphs in respect of any losses, claims, damages or liabilities or actions in respect thereof referred to therein, then each indemnifying party shall in lieu of indemnifying such indemnified party contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or actions in such proportion as appropriate to reflect the relative fault of the Company, on the one hand, and the underwriters and the sellers of such Restricted Stock or Original Stockholders Stock, as the case may be, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or actions as well as any other relevant equitable considerations, including the failure to give any notice under the third paragraph of this
Section 9. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact relates to information supplied by the Company, on the one hand, or the underwriters and the sellers of such Restricted Stock or Original Stockholders Stock, as the case may be, on the other, and to the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and each selling holder of Restricted Stock or Original Stockholders Stock, as the case may be, agree that it would not be just and equitable if contributions pursuant to this paragraph were determined by pro rata allocation (even if all of the sellers of such Restricted Stock or Original Stockholders Stock, as the case may be, were treated as one entity for such purpose) or by any other method of allocation which did not take account of the equitable considerations referred to above in this paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or action in respect thereof, referred to above in this paragraph, shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this paragraph, the sellers of such Restricted Stock or Original Stockholders Stock, as the case may be, shall not be required to contribute any amount in excess of the amount, if any, by which the total price at which the Common Stock sold by each of them was offered to the public exceeds the amount of any damages which they would have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission. No person guilty of fraudulent misrepresentations (within the meaning of Section 10(f) of the Securities Act), shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

                  The indemnification of underwriters provided for in this
Section 9 shall be on such other terms and conditions as are at the time customary and reasonably required by such underwriters. In that event the indemnification of the sellers of Restricted Stock or Original Stockholders Stock or any of the above, as the case may be, in such underwriting shall at the sellers' request be modified to conform to such terms and conditions.

                  10. Changes in Common Stock. If, and as often as, there are any changes in the Common Stock by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof, as may be required, so that the rights and privileges granted hereby shall continue with respect to the Common Stock as so changed.

                  11. Representations and Warranties of the Company. The Company represents and warrants to you as follows:

                  (a) The execution, delivery and performance of this Agreement by the Company have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Amended and Restated Articles of Incorporation or Bylaws of the Company, or any provision of any indenture, agreement or other instrument to which it or any of its properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company.

                  (b) This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, subject to considerations of public policy in the case of the indemnification provisions hereof.

                  12. Rule 144 Reporting. The Company agrees with you as follows:

                  (a) The Company shall use its best efforts to make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after the date it is first required to do so.

                  (b) The Company shall use its best efforts to file with the Commission in a timely manner all reports and other documents as the Commission may prescribe under Section 13(a) or 15(d) of the Exchange Act at any time after the Company has become subject to such reporting requirements of the Exchange Act.

                  (c) The Company shall furnish to such holder of Restricted Stock forthwith upon request (i) a written statement by the Company as to whether it is in compliance with the reporting requirements of Rule 144 (at any time from and after the date it first becomes subject to such reporting requirements, and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Company filed with the Commission, and (iii) such other reports and documents so filed as a holder may reasonably request to avail itself of any rule or regulation of the Commission allowing a holder of Restricted Stock to sell any such securities without registration.

                  13. Miscellaneous. (a) All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. Without limiting the generality of the foregoing, the registration rights conferred herein on the holders of Restricted Stock and Original Stockholders Stock shall inure to the benefit of any and all subsequent holders from time to time of the Restricted Stock and the Original Stockholders Stock for so long as the certificates representing the Restricted Stock or the Original Stockholders Stock, as the case may be, shall be required to bear the legend specified in Section 2 hereof.

                  (b) All notices, requests, consents and other communications hereunder shall be in writing and shall be mailed by first class registered mail, postage prepaid, addressed as follows:

                  if to the Company, to it at:

                           Protocol Holdings, Inc.
                           2197 Ringling Blvd.
                           Sarasota, Florida 34237

                           Attention:     President
                           Telecopy:      941-906-1422
                  if to any holder of Restricted Stock, to it at its address as set forth in Annex I hereto;

                  if to any holder of Original Stockholders Stock, to it at its address as set forth in Annex I hereto;

                  if to any subsequent holder of Restricted Stock or Original Stockholders Stock to it at such address as may have been furnished to the Company in writing by such holder;

or, in any case, at such other address or addresses as shall have been furnished in writing to the Company (in the case of a holder of Restricted Stock or Original Stockholders Stock) or to the holders of Restricted Stock or Original Stockholders Stock (in the case of the Company).

                  (c) This Agreement and all matters relating to this Agreement, unless otherwise specified, shall be governed by and construed in accordance with the internal laws of the State of New York without regard to its conflict of law rules.

                  (d) This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and may not be modified or amended except in writing with the consent of at least a majority of the holders of (i) Restricted Stock (treating the holders of Series B Preferred Stock as the holder of Conversion Shares for such purpose and (ii) the Original Stockholders Stock; provided that this Agreement may be amended to grant registration rights with respect to new securities to be issued by the Company after the date hereof with the consent of holders of at least a majority of Restricted Stock (treating the holders of Series B Preferred Stock as the holders of Conversion Shares for such purpose) and the Original Stockholders Stock; provided, further, however, that such grants of registration rights shall not affect the relative rights of the Restricted Stock and the Original Stockholders Stock hereunder with respect to each other.

                  (e) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  Please indicate your acceptance of the foregoing by signing and returning the enclosed counterpart of this letter, whereupon this letter (herein sometimes called "this Agreement") shall be a binding agreement between the Company and each of you.



                                          Very truly yours,


                                          PROTOCOL HOLDINGS, INC.


                                          By: /s/ Raymond P. Wilson
                                             ----------------------------------
                                                 Name:   Raymond P. Wilson
                                                 Title:  Chief Financial Officer



AGREED TO AND ACCEPTED
as of the date first
above written.

WILLIS STEIN & PARTNERS II, L.P.


By: /s/ Robert C. Froetscher
   ----------------------------------
       Name:  Robert C. Froetscher
       Title: Managing Director



WILLIS STEIN & PARTNERS DUTCH, L.P.


By: /s/ Robert C. Froetscher
   ----------------------------------
       Name:  Robert C. Froetscher
       Title: Managing Director

BCI GROWTH IV, L.P.
By Glenpointe Associates, LLP,
     General Partner
By Glenpointe Associates, LLC
     General Partner


By: /s/ Peter O. Wilde
   -----------------------------------
       Name:  Peter O. Wilde
       Title: Managing Member



BCI GROWTH V, L.P.
By Glenpointe Associates V, LLC
     General Partner


By: /s/ Peter O. Wilde
   -----------------------------------
       Name:  Peter O. Wilde
       Title: Managing Member



BCI INVESTORS, L.L.C.


By: /s/ Peter O. Wilde
   -----------------------------------
       Name:  Peter O. Wilde
       Title: Managing Member



ING (U.S.) CAPITAL LLC

By: /s/ Bradford Pollard
   -----------------------------------
       Name:  Bradford Pollard
       Title: Vice President

BENEDETTO GARTLAND & COMPANY, INC.


By     /s/ Charles Mobus *
  ---------------------------------------
  Name:
  Title:


        /s/ Kevin N. Blayne *
-----------------------------------------
Kevin N. Blayne


        /s/ Claude Cohen *
-----------------------------------------
Claude Cohen


       /s/ Robert J. Conrads *
-----------------------------------------
Robert J. Conrads


ELIEZER COHEN CANADA CORPORATION


By               *
  ---------------------------------------
  Name:
  Title:



        /s/ Robert C. Gust *
-----------------------------------------
Robert C. Gust


       /s/ David Knafo *
-----------------------------------------
David Knafo


                          * Executed pursuant to the Election to Redemption Form

        /s/ Andrew M. Knee *
-----------------------------------------
Andrew M. Knee


       /s/ Richard Kommitt *
-----------------------------------------
Richard Kommit


LA FIDUCIE FAMILLIALE COHEN


By                  *
  ---------------------------------------
  Name:
  Title:


LA FIDUCIE FAMILLIALE KNAFO


By                  *
  ---------------------------------------
  Name:
  Title:



       /s/ Jerry D. Lewis *
-----------------------------------------
Jerry D. Lewis



      /s/ Stephen G. McLean *
-----------------------------------------
Stephen G. McLean



      /s/ David Van Derveer *
-----------------------------------------
David Van Derveer



       /s/ Raymond P. Wilson *
-----------------------------------------
Raymond P. Wilson


                          * Executed pursuant to the Election to Redemption Form

        /s/ David Dearborn *
-----------------------------------------
David Dearborn



       /s/ Jeanine El-Khoury *
-----------------------------------------
Jeanine El-Khoury



     /s/ Stephen Kozik *
-----------------------------------------
Stephen Kozik



     /s/ Shane M. Lewis *
-----------------------------------------
Shane M. Lewis



    /s/ Michael Morehouse *
-----------------------------------------
Michael Morehouse



    /s/ Francis Quinn *
-----------------------------------------
Francis Quinn



    /s/ Soeb Rangwala *
-----------------------------------------
Soeb Rangwala



    /s/ Robert R. Roscoe *
-----------------------------------------
Robert R. Roscoe


                          * Executed pursuant to the Election to Redemption Form

    /s/ Ross R. Rosenau *
-----------------------------------------
Ross R. Rosenau



    /s/ Brian Schuvart *
-----------------------------------------
Brian Schuvart



     /s/ Daniel L. Sullivan *
-----------------------------------------
Daniel L. Sullivan



    /s/ Fidele Toghoua *
-----------------------------------------
Fidele Toghoua



   /s/ Richard Trepanier *
-----------------------------------------
Richard Trepanier

DONALD N. MOLITOR, AS TRUSTEE OF
THE AMENDED AND RESTATED DONALD
N. MOLITOR FAMILY TRUST U/A/D 10/15/87



By                    *
  ---------------------------------------
  Name:
  Title:


                          * Executed pursuant to the Election to Redemption Form

JUDITH M. MOLITOR, AS TRUSTEE OF
THE AMENDED AND RESTATED JUDITH
M. MOLITOR FAMILY TRUST U/A/D 10/15/87



By                    *
  ---------------------------------------
  Name:
  Title:


     /s/ D. Scott Molitor *
-----------------------------------------
D. Scott Molitor



     /s/ Joseph Post *
-----------------------------------------
Joseph Post



    /s/ C. Baldwin Read *
-----------------------------------------
C. Baldwin Read



    /s/ Charles F. Read *
-----------------------------------------
Charles F. Read



    /s/ Joseph Sarno *
-----------------------------------------
Joseph Sarno



    /s/ Stephanie Smith *
-----------------------------------------
Stephanie Smith



   /s/ John H. and Carol C. Turner *
-----------------------------------------
John H. and Carol C. Turner


                          * Executed pursuant to the Election to Redemption Form